UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 7, 2008

TERRESTAR CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, 9th Floor	20190
Reston, VA	(Zip Code)
(Address of Principal
Executive Offices)

Registrant’s telephone number, including area code:  703-483-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Press Release

On February 7, 2008, TerreStar Corporation and its majority owned subsidiary TerreStar Networks Inc. (TerreStar), announced that EchoStar Corporation (Nasdaq: SATS), Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund LP (collectively, Harbinger) and other investors have entered into a series of separate agreements constituting a commitment of $300 million in investments in TerreStar – with $200 million made available at closing and the balance dedicated to funding the TerreStar-2 satellite.

Item 8.01.	Other Events

On February 6, 2008, TerreStar received a letter from Space Systems/Loral (“Loral”) relating to the contract between TerreStar and Loral for the construction and delivery of the TerreStar-1 satellite. A copy of this letter is attached hereto as Exhibit 99.2.

On February 6, 2008, TerreStar received a letter from Arianespace, the launch provider for TerreStar-1, confirming that it can launch the satellite during the December 2008 – February 2009 launch window as Exhibit 99.3

A copy of the press release and letters are attached as Exhibits 99.1 – 99.3. These exhibits are furnished, not filed, pursuant to Regulation FD.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated February 7, 2008.

99.2	Letter dated February 6, 2008 from Space Systems/Loral to TerreStar Networks Inc.

99.3	Letter dated February 6, 2008 from Arianespace to TerreStar Networks Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

Date: February 7, 2008	By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary